As filed with the Securities and Exchange Commission on April 10, 2002

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

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Check the appropriate box:
/ / Preliminary Proxy Statement                          / / Confidential, For Use of the Commission
                                                             Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12
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               Merrill Lynch Short-Term Global Income Fund, Inc.
                P.O. Box 9011 Princeton, New Jersey 08543-9011
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               (Name of Registrants as Specified In Its Charter)
                                 SAME AS ABOVE
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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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    /X/ No fee required.
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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           pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    / / Fee paid previously with preliminary materials:

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[LOGO] Merrill Lynch Investment Managers




RE:  MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.




Dear Stockholder:

     As a stockholder of Merrill Lynch Short-Term Global Income Fund, Inc. ("Short-Term Global"), you are being asked to consider a series of transactions that would result in the acquisition of Short-Term Global by Merrill Lynch Low Duration Fund ("Low Duration Fund") and the subsequent dissolution and deregistration of Short-Term Global. A proxy statement and prospectus, which provides information about these transactions and about each Fund, is enclosed along with a "question and answer" sheet that addresses frequently asked questions. The contemplated series of transactions is referred to here and in the enclosed proxy statement and prospectus as the "Reorganization."

On April 25, 2002, Short-Term Global will hold a Special Meeting of Stockholders for the purpose of considering the Reorganization. Due to a processing error that delayed the mailing of the proxy materials, the Special Meeting will be adjourned to May 23, 2002 to permit shareholders more time to vote. The Board of Directors of Short-Term Global has approved the Reorganization and recommends that you vote FOR approval of the Agreement and Plan after carefully reviewing the enclosed materials.

     Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, you may take advantage of these voting options. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares.

If you have any questions regarding the enclosed proxy material or need assistance in voting your shares, please contact Georgeson Shareholder, at 1-866-304-6812.

                                       Sincerely,



                                       Phillip S. Gillespie
                                       Secretary of
                                       Merrill Lynch Short-Term Global Income
                                       Fund, Inc.

Enclosure

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[LOGO] Merrill Lynch Investment Managers




Question and Answer Sheet

Q.  Why am I receiving this proxy statement?

A. We have sent you the proxy statement because you are a stockholder of Merrill Lynch Short-Term Global Income Fund, Inc. ("Short-Term Global") All stockholders of Short-Term Global are being asked to consider a series of transactions that would result in (i) the acquisition of assets and assumption of liabilities of Short-Term Global by Merrill Lynch Low Duration Fund ("Low Duration Fund"); (ii) the issuance of shares of common stock of Low Duration Fund to Short-Term Global for distribution to the stockholders of Short-Term Global; and (iii) the dissolution and deregistration of Short-Term Global. These transactions are referred to as the "Reorganization." The approval by Short-Term Global's stockholders representing a majority of the outstanding shares entitled to vote, with all shares voting as a single class, and the approval of Class B and Class C stockholders representing a majority of the outstanding shares of Class B and Class C entitled to vote, each voting separately as a single class, is required for the Reorganization to take place.

     If the reorganization is approved, stockholders of Short-Term Global will become stockholders of Low Duration Fund upon completion of the reorganization.

Q.  Will the Reorganization change my privileges as a stockholder?

A. Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q. Will I own the same class of shares of Low Duration Fund after the Reorganization as the class of Short-Term Global I currently own?

A. Yes. The shares of Low Duration Fund you receive in the Reorganization will be the same class as the shares you currently own of Short-Term Global. For example, if you own Class B shares of Short-Term Global, you will receive Class B shares of Low Duration Fund as a result of the Reorganization.

Q.   How will the Reorganization benefit stockholders?

A.   Stockholders should consider the following:

     o After the Reorganization, stockholders of Short-Term Global will be invested in an open-end fund with a substantially larger combined asset base.

o After the Reorganization, Short-Term Global stockholders are expected to experience:

|_| lower operating expenses per share, improved economies of scale and flexibility in portfolio management
|_| a lower investment advisory fee rate

o After the Reorganization, Short-Term Global stockholders will be invested in a diversified fund with a broader portfolio of assets.

Q.   Will the Reorganization affect the value of my investment?

A. The value of your investment will not change as a result of the Reorganization.

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Q.   As an owner of shares of common stock of Short-Term Global, will I own the same number of shares of common stock of Low Duration Fund after the Reorganization as I currently own?

A. No. You will receive shares of common stock of Low Duration Fund with the same aggregate net asset value as the shares of Short-Term Global owned by you at the close of business on the business day prior to the closing date of the Reorganization (the "Valuation Time"). The number of shares you receive will depend on the relative net asset values of the shares of Short-Term Global and Low Duration Fund at the Valuation Time. For example, assume that you own 10 Class A shares of Short-Term Global. If the net asset value of that Fund's Class A shares at the Valuation Time is $6 per share, and the net asset value of the Class A shares of Low Duration Fund at the Valuation Time is $12 per share, you will receive 5 Class A shares of Low Duration Fund in the Reorganization. The aggregate net asset value of your investment will not change. (10 Short-Term Global Class A shares x $6 = $60; 5 Low Duration Fund Class A shares x $12 = $60).

     Thus, if at the Valuation Time the net asset value of the common stock of Low Duration Fund is higher than the net asset value of the shares of Short-Term Global, you will receive fewer shares of Low Duration Fund in the Reorganization than you held in Short-Term Global prior to the Reorganization. On the other hand, if the net asset value of the common stock of Low Duration Fund is lower than the net asset value of the shares of Short-Term Global, you will receive a greater number of shares of Low Duration Fund in the Reorganization than you held in Short-Term Global prior to the Reorganization. Either way, the aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

Q.   What are the tax consequences for stockholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of Short-Term Global. Low Duration Fund and Short-Term Global will receive an opinion of counsel with respect to the tax-free treatment of the Reorganization.

     The tax consequences associated with an investment in shares of Short-Term Global are similar to the tax consequences associated with an investment in shares of Low Duration Fund.

Q.   Who will manage the Surviving Fund after the Reorganization?

A. Fund Asset Management, L.P., the current investment adviser for Low Duration Master Portfolio and administrator of Low Duration Fund, will be the administrator of the Surviving Fund and will manage Low Duration Master Portfolio after the Reorganization. The current co-portfolio managers of Low Duration Master Portfolio are Patrick Maldari and Frank Viola, and it is expected that they will continue as co-portfolio managers for Low Duration Master Portfolio.

Q.   Why is my vote important?

A. Approval of the Reorganization requires the affirmative vote of Short-Term Global's stockholders representing a majority of the outstanding shares entitled to vote, with all shares voting as a single class, and the approval of Class B and Class C stockholders representing a majority of the outstanding shares of Class B and Class C entitled to vote, each voting separately as a single class. The Board of Directors of Short-Term Global urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.   How can I vote?

A. You may vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these


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     voting options. You may also vote in person at the Stockholders' Meeting.
     If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.   Has Short-Term Global retained a proxy solicitation firm?

A. Yes, Short-Term Global has retained Georgeson Shareholder to assist in the solicitation of proxies for the Meeting. While Short-Term Global expects most proxies to be returned by mail, Short-Term Global may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to approve or disapprove the Agreement and Plan by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If, by the time scheduled for a Meeting, the sufficient votes to approve or disapprove the Agreement and Plan are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies from stockholders.

Q.   What is the Board's recommendation?

A. The Board of Directors of Short-Term Global has determined that Short-Term Global's stockholders are likely to benefit from the Reorganization and believe that it is in the best interests of Short-Term Global and its stockholders. The Board encourages stockholders to vote FOR the Reorganization.